UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 10, 2025

FASTENAL COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	0-16125	41-0948415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Theurer Boulevard, Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

(507) 454-5374
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	FAST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 10, 2025, the Board of Directors (the 'Board') of Fastenal Company (the 'Company' or 'Fastenal') appointed Sheryl A. Lisowski, the Company's Executive Vice President – Chief Accounting Officer and Treasurer, to serve in the additional role of interim Chief Financial Officer of the Company, effective April 17, 2025 (the 'Effective Date'), until such time as a permanent Chief Financial Officer is appointed.
Ms. Lisowski, age 57, has been the Company's Executive Vice President – Chief Accounting Officer and Treasurer since December 2020. From August 2016 to November 2020, Ms. Lisowski was our Controller, Chief Accounting Officer, and Treasurer. Ms. Lisowski was the Company's Controller and Chief Accounting Officer from October 2013 to August 2016, and also served as our interim Chief Financial Officer from January 2016 to August 2016. Ms. Lisowski joined Fastenal in 1994 and, prior to August 2016, served in various roles of increasing responsibility within our finance and accounting team.
Ms. Lisowski's base salary will be increased from $320,000 to $440,000, and her quarterly cash incentive bonus will be equal to: i) 0.40% of the amount by which Company-wide quarterly pre-tax income exceeds 100% of Company-wide pre-tax income for the same quarter of the previous year, and ii) 0.27% of the amount by which Company-wide quarterly net income exceeds 100% of Company-wide net income for the same quarter of the previous year. She will continue to be eligible to receive a supplemental bonus under the Company's ROA (Return on Asset) Plan previously approved by the Board for 2025. Her base salary increase and quarterly incentive bonus, in each case as described above, start on the Effective Date and will continue through the end of the quarter during which her appointment as interim Chief Financial Officer ends. No additional stock options will be granted to Ms. Lisowski at this time in connection with her appointment to the role of interim Chief Financial Officer (retaining her option grants as Executive Vice President – Chief Accounting Officer and Treasurer).
There are no arrangements or understandings between Ms. Lisowski and any other person or persons (other than the directors of the Company acting in their capacity as such) pursuant to which she was selected as the interim Chief Financial Officer of the Company. There are no current or proposed transactions in which Ms. Lisowski or any member of her immediate family, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fastenal Company
(Registrant)

April 10, 2025	By:	/s/ SHERYL A. LISOWSKI
(Date)		Sheryl A. Lisowski Executive Vice President - Chief Accounting Officer and Treasurer